UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________________________________

Date of Report (Date of earliest event reported):    March 13, 2015

THE FRESH MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2015, The Fresh Market, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Company’s Credit Agreement, dated as of June 12, 2014, with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto (the “Credit Agreement”), to amend the continuing director change of control provision contained in subparagraph (b) of the definition of “Change of Control” to broaden the definition of “continuing director” and to require notice from the Required Lenders (as defined in the Credit Agreement) in order to trigger an event of default. A copy of the Credit Agreement was attached as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2014.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended January 25, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 18, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company adopted the Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers, which will be used from time to time to establish annual incentive compensation programs for fiscal years 2015 and later. The Company’s principal executive officer, principal financial officer, and other named executive officers will participate in such programs when, as and if adopted.

When, as and if adopted, the programs will award cash bonuses to participants based upon the Company’s achievement of specified performance goals in the applicable fiscal year. Under such programs, a maximum amount will be established for each named executive officer, and the Compensation Committee has discretion to reduce such amounts based on the facts and circumstances as determined by the Compensation Committee, including metrics related to the Company’s financial performance. Such metrics include the Company’s operating income on an excluded items basis and the Company’s comparable store sales.

Awards under the programs described above will be subject to The Fresh Market, Inc. Compensation Recoupment Policy (the “Policy”) and The Fresh Market, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”). The Policy was described in Item 8.01 of the Company’s current report on Form 8-K filed with the SEC on March 27, 2012, and a copy of the Plan was attached as Exhibit 10.10 to the Company’s annual report on Form 10-K filed with the SEC on March 22, 2011.

The foregoing description of the terms and conditions of the Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers does not purport to be complete and is qualified in its entirety by reference to the full text of the form of agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers for fiscal years 2015 and later.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: March 19, 2015	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President - General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers for fiscal years 2015 and later.